Exhibit 99.1

Quantum Materials Shareholder Update

San Marcos, TX, June 3, 2021 (GLOBE NEWSWIRE) —

Quantum Materials Shareholder Update Press Release San Marcos, Texas –June 3, 2021 – Quantum Materials Corp (QTMM) (“Quantum” or the “Company”), a leading American nanomaterial and cadmium free quantum dot producer and product company, is issuing this release to provide shareholder and investors with information regarding the Company and in light of the 10 trading day order of suspension issued by the Securities and Exchange Commission (the “Commission”) on May 12, 2021 due to a lack of current information as a result of the failure to file certain periodic reports under the Company’s reporting obligations with the Commission. The trading halt, which commenced at 9:30am on May 13, 2021 and terminated at 11:59pm on May 26, 2021, has resulted in the Company’s shares no longer being quoted or traded on the Pink Tier operated by the OTC Markets Group, Inc. At this time, no firm is making a market in the Company’s common stock on OTC Link, and the OTC Markets Group Inc. has discontinued the display of quotes on the OTC Markets site. The shares can now only be located and traded on the Expert Market, which is a private market to serve broker-dealer pricing and best execution needs in securities that are restricted from public quoting or trading.

The Commission also has issued an order instituting administrative proceedings to determine whether it is necessary to revoke the Company’s registration under the Securities Exchange Act of 1934. The Company had previously received correspondence from the Commission in December 2020 related to the delinquency of it filing obligations and had proposed a plan to regain compliance with its reporting obligations. Unfortunately, the Company was unable to meet its proposed plan and currently remains delinquent with respect to its filing obligations.

The Company has retained securities counsel who have communicated with the SEC and is exploring the most efficient way that it can once again become a current reporting company with the Commission.

Quantum Materials Corp CEO Stephen Squires stated, “providing the public with current and complete information regarding the Company and its business and operations, and allowing our shareholders to trade the Company’s common stock, is a priority for me and management, and existing shareholders can be assured that the expedient resumption of reporting and trading is of the utmost importance to us.”

“The Company intends to work diligently with its advisors to prepare the required financial and other information needed to address the SEC issue. Concurrently, we are also continuing work on the development and commercialization of our quantum dot enabled products and technologies with particular focus on point of care testing solutions, solar and anti-counterfeiting. We are also continuing our efforts on the deployment of our QMC HeathID App while our R&D team are fully engaged pushing the boundaries of our nano-materials.”

About Quantum Materials Corp

At Quantum Materials Corp, our scientists and engineers believe in the power of innovation. Our goal, whether its applied research into quantum materials, the development of advanced digital platforms, or creating new tools for personal health, is to find inspiration in discovering new solutions to build a better future for all. Quantum Materials is pioneering unique solutions in the area of quantum dot fabrication, quantum tagging, digital trust systems, and most recently, in the development of QMC HealthID™. Our team comprises experts in the areas of quantum materials, nanotechnology, health diagnostics, therapeutic health, digital platforms, advanced logistics, and anti-counterfeiting. As a company, we believe in collaboration. We find that innovation begins with the spark of a new insight that is rigorously pursued in a collegial and interdisciplinary environment. Bringing breakthrough ideas to life and forging new solutions which inspires our work is our continual goal. For more information, visit Quantum Materials Corp at www.quantummaterialscorp.com

Quantum Materials Corp Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These statements include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans” and similar expressions. Although Quantum Materials Corp management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Quantum Materials Corp that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, the uncertainties inherent in research and development, future clinical data and analysis, including post marketing, decisions by regulatory authorities, such as the FDA or the EMA, regarding whether and when to approve any drug, device or biological application that may be filed for any such product candidates as well as their decisions regarding labelling and other matters that could affect the availability or commercial potential of such product candidates, the fact that product candidates if approved may not be commercially successful, the future approval and commercial success of therapeutic alternatives, Quantum Materials Corp’s ability to benefit from external growth opportunities, to complete related transactions and/or obtain regulatory clearances, risks associated with intellectual property and any related pending or future litigation and the  ultimate outcome of such litigation,  trends in exchange rates and prevailing interest rates, volatile economic and market conditions, cost containment initiatives and subsequent changes thereto, and the impact that COVID-19 will have on us, our customers, suppliers, vendors, and other business partners, and the financial condition of any one of them, as well as on our employees and on the global economy as a whole.  Any material effect of COVID-19 on any of the foregoing could also adversely impact us. This situation is changing rapidly, and additional impacts may arise of which we are not currently aware and may exacerbate other previously identified risks. Other than as required by applicable law, Quantum Materials Corp does not undertake any obligation to update or revise any forward-looking information or statements.

Media Contact:

Nikki Franklin

W2O/Real Chemistry

nfranklin@realchemistry.com